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                                                                    EXHIBIT 99.1


                 THE SPECIAL GENERAL MEETING OF SHAREHOLDERS OF
                          MARVELL TECHNOLOGY GROUP LTD.
                                WILL BE HELD AT:

                           Marvell Semiconductor, Inc.
                               525 Almanor Avenue
                           Sunnyvale, California 94085
                           Thursday, January 18, 2001
                               3 p.m., Local Time

For your vote to count, your proxy card must be received prior to the special general meeting on Thursday, January 18, 2001. Regardless of the number of shares you own or whether you plan to attend the meeting, it is important that your shares be represented and voted. Please complete, sign, date and return this proxy card. Returning this proxy card does NOT deprive you of your right to attend the special general meeting and to vote your shares in person.

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                            - FOLD AND DETACH HERE -
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                          MARVELL TECHNOLOGY GROUP LTD.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       OF THE COMPANY FOR THE SPECIAL GENERAL MEETING ON JANUARY 18, 2001

The undersigned, a shareholder of MARVELL TECHNOLOGY GROUP LTD., a Bermuda corporation ("Marvell"), acknowledges receipt of a copy of the joint proxy statement/prospectus of Marvell and Galileo Technology Ltd., an Israeli corporation ("Galileo"); and, revoking any proxy previously given, hereby constitutes and appoints Sehat Sutardja and George Hervey, and each of them, his, her or its true and lawful agents and proxies with full power of substitution in each, to vote the shares of common stock of Marvell standing in the name of the undersigned at the special general meeting of shareholders of Marvell to be held on Thursday, January 18, 2001 at 3:00 p.m., local time, and at any postponement or adjournment thereof, on all matters coming before such meeting as set forth on the reverse hereof.

If no choice is set forth on the reverse, the shares will be voted in favor of the proposal (the "merger proposal"):

         - to approve and adopt the Agreement of Merger, dated as of October 16, 2000, by and among Marvell, Galileo and Toshack Acquisitions Ltd., an Israeli corporation and wholly-owned subsidiary of Marvell ("Toshack"), that provides, among other things, for the merger of Toshack into Galileo so that Galileo becomes a wholly-owned subsidiary of Marvell;

         - to issue up to a maximum of 31,564,708 shares of Marvell common stock to Galileo shareholders in connection with the merger; and

         - to approve the assumption and adoption by Marvell of the stock option plans of Galileo.

         THE BOARD OF DIRECTORS OF MARVELL RECOMMENDS THAT YOU VOTE FOR
                        ADOPTION OF THE MERGER PROPOSAL.

      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

                          YOUR VOTE IS VERY IMPORTANT.
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                          MARVELL TECHNOLOGY GROUP LTD.
                          PROXY VOTING INSTRUCTION CARD
Dear Marvell Shareholder:

         Your vote is important. Please consider the merger proposal discussed in the enclosed joint proxy statement/prospectus of Marvell and Galileo and cast your vote by:

         - Completing, dating, signing and mailing the proxy card in the enclosed postage-paid envelope.

         - If the envelope is missing, by sending the proxy card to:

                 Marvell Technology Group Ltd.
                 c/o First Union National Bank
                 Attn: Proxy Tabulation NC-1153
                 P.O. Box 217950
                 Charlotte, NC 28254-3555

If you receive more than one set of proxy materials from Marvell, please act promptly on each set you receive because each represents separate shares. If you return multiple cards, you may use the same return envelope.

Please indicate if you plan to attend the meeting in the box provided. If you wish to revoke your proxy you may do so at any time before your proxy is voted at the special general meeting. You can do this in one of three ways:

         (1) you can send a written notice stating that you want to revoke your proxy;

         (2) you can complete and submit a new proxy card; or

         (3) you can attend the Marvell special general meeting and vote in person. You must submit your notice of revocation or a new proxy card to Marvell at the address set forth above.

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[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1
                            OF MARVELL LISTED BELOW.


1. To approve and adopt the Agreement    2. In their discretion to transact such
of Merger, dated as of October 16,       other business as may properly come
2000, by and among Marvell, Galileo      before the meeting or any adjournment
and Toshack, that provides, among        thereof.
other things, for the merger of
Toshack into Galileo so that Galileo
becomes a wholly-owned subsidiary of
Marvell; to issue up to a maximum of
31,564,708 shares of Marvell common
stock to Galileo shareholders in
connection with the merger; and to
approve the assumption and adoption
by Marvell of the stock option plans
of Galileo.

[ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                                         [ ] I PLAN ON ATTENDING THE MEETING.

                                         This proxy must be signed exactly as
                                         the shareholder name appears hereon. In
                                         the case of joint ownership, each owner
                                         should sign. Executors, administrators,
                                         trustees, etc., should give their full
                                         title, as such. If the shareholder is a
                                         corporation, a duly authorized officer
                                         should sign on behalf of the
                                         corporation and should indicate his or
                                         her title.

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